                                                                EXHIBIT 99(D)(1)


 THE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 20, 1995*

                     THE KOREAN INVESTMENT FUND, INC.
                     SUBSCRIPTION RIGHTS FOR COMMON STOCK

                           SUBSCRIPTION CERTIFICATE

Dear Shareholder:

  You are entitled to exercise the Rights issued to you as of September 25, 1995, the Record Date for the Fund's rights offering, to subscribe for the number of Shares of Common Stock of The Korean Investment Fund, Inc. shown on this Subscription Certificate pursuant to the Primary Subscription upon the terms and conditions specified in the Fund's Prospectus dated September 19, 1995 (the "Prospectus"). The terms and conditions of the rights offering (the "Offer") set forth in the Prospectus are incorporated herein by reference. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus. As holder of these rights you are entitled to purchase one Share of the Fund for each three Rights you exercise. In accordance with the Over-Subscription Privilege, as a Record Date shareholder, you are also entitled to subscribe for additional Shares if Shares remaining after exercise of Rights pursuant to the Primary Subscription are available and you have fully exercised all Rights issued to you. If sufficient Shares remain after completion of the Primary Subscription, all over-subscriptions will be honored in full. If sufficient Shares are not available after completion of the Primary Subscription to honor all over-subscriptions, the Fund may, at the discretion of the Board of Directors, issue shares of Common Stock up to an additional 496,909 Shares in order to cover such over-subscription requests. To the extent the Fund determines not to issue additional Shares to honor all over-subscriptions, the available Shares will be allocated among those who over-subscribe based on the number of Rights originally issued to them by the Fund, so that the number of Shares issued to shareholders who subscribe pursuant to the Over-Subscription Privilege will generally be in proportion to the number of Shares owned by them on the Record Date. The Fund will not offer or sell any Shares which are not subscribed for pursuant to the Primary Subscription or the Over-Subscription Privilege.

                              SAMPLE CALCULATION


                     FULL PRIMARY SUBSCRIPTION ENTITLEMENT
                       (one share for each three rights)

No. of shares owned on the Record Date        100        divided by 3 =      33         new shares
                                       ---------------                  ---------------
                                   (equals no. of Rights issued)       (ignore fractions)

                              SUBSCRIPTION PRICE

  The Subscription Price will be 95% of the lower of (i) the average of the last reported sales prices on the NYSE on the expiration date of the Offer (the "Pricing Date") and the four preceding business days, and (ii) the net asset value per share on the Pricing Date.

                         METHOD OF EXERCISE OF RIGHTS

  IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST EITHER (I) COMPLETE AND SIGN THIS SUBSCRIPTION CERTIFICATE ON THE BACK AND RETURN IT TOGETHER WITH PAYMENT AT THE ESTIMATED SUBSCRIPTION PRICE FOR THE SHARES, OR (II) PRESENT A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY, IN EITHER CASE TO THE SUBSCRIPTION AGENT, STATE STREET BANK AND TRUST COMPANY, BEFORE 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 20, 1995* (THE "EXPIRATION DATE").

   BY FIRST CLASS MAIL:               BY EXPRESS MAIL OR OVERNIGHT COURIER:     BY HAND:
State Street Bank and Trust Company    State Street Bank and Trust Company      State Street Bank and Trust Company
Corporate Reorganization Dept.         Corporate Reorganization Dept.           Corporate Reorganization Dept.
P.O. Box 9061                          Two Heritage Drive, MB2                  225 Franklin Street-Concourse Level
Boston, Massachusetts 02205-8686       North Quincy, Massachusetts 02171        Boston, Massachusetts 02110
U.S.A.                                 U.S.A.                                   U.S.A.

                                                                                        or
                                                                                State Street Bank and Trust Company
                                                                                Corporate Reorganization Dept.
                                                                                61 Broadway--Concourse Level
                                                                                New York, New York 10006
                                                                                U.S.A.

DELIVERY TO AN ADDRESS OTHER THAN ONE OF THE ADDRESSES LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

FULL PAYMENT OF THE ESTIMATED SUBSCRIPTION PRICE PER SHARE FOR ALL SHARES SUBSCRIBED FOR PURSUANT TO BOTH THE PRIMARY SUBSCRIPTION AND OVER-SUBSCRIPTION PRIVILEGE MUST ACCOMPANY THIS SUBSCRIPTION CERTIFICATE AND MUST BE MADE PAYABLE IN UNITED STATES DOLLARS BY MONEY ORDER OR CHECK DRAWN ON A BANK LOCATED IN THE UNITED STATES PAYABLE TO THE KOREAN INVESTMENT FUND, INC. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, YOU ARE STRONGLY URGED TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER'S CHECK OR MONEY ORDER. ALTERNATIVELY, IF A NOTICE OF GUARANTEED DELIVERY IS USED, A PROPERLY COMPLETED AND EXECUTED SUBSCRIPTION CERTIFICATE, AND FULL PAYMENT, AS DESCRIBED IN SUCH NOTICE, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT NO LATER THAN THE CLOSE OF BUSINESS ON THE THIRD BUSINESS DAY AFTER THE EXPIRATION DATE. FOR ADDITIONAL INFORMATION, SEE THE PROSPECTUS.

Stock certificates for the shares acquired on Primary Subscription will be mailed promptly after the expiration of the Offer and full payment for the shares subscribed for has been received and cleared. Certificates representing shares acquired pursuant to the Over-Subscription Privilege will be mailed as soon as practicable after full payment has been received and cleared and all allocations have been effected. Any excess payment to be refunded by the Fund to a shareholder will be mailed by the Subscription Agent to such shareholder as promptly as possible.

                THESE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE

-------------------
* Unless the Offer is extended.

Any questions regarding this Subscription Certificate and the Offer may be directed to the Information Agent, Shareholder Communications Corporation, toll-free at (800) 733-8481, extension 325.

Account #:                      Control #:
                                Number of Primary Subscription Rights:
                                Number of Shares Entitled in Primary
                                Subscription:


                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY


 SECTION 1: DETAILS OF SUBSCRIPTION
 IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:

  A: I apply for ALL of my entitlement of new shares pursuant to the Primary
     Subscription. ___________________ X $11.88+ = $________
                   (no. of new shares)

  B: I apply for new shares pursuant to the Over-Subscription
     Privilege*     __________________________ X $11.88+ = $________
                    (no. of additional shares)

                                              AMOUNT ENCLOSED $_____________
 * You can only over-subscribe if you have fully exercised your Primary Subscription Rights.
--------------------------------------------------------------------------------
 IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT:

  C:I apply for ____________________ X $11.88+ = $________________________
                 (no. of new shares)                 (AMOUNT ENCLOSED)



 SECTION 2: TO SUBSCRIBE

   I acknowledge that I have received the Prospectus for this Offer and I hereby irrevocably subscribe for the number of new shares indicated above on the terms and conditions set out in the Prospectus. I understand and agree that I will be obligated to pay any additional amount to the Fund if the Subscription Price as determined on the Pricing Date is in excess of the $11.88 Estimated Subscription Price per share.

   I hereby agree that if I fail to pay in full for the shares for which I have subscribed, the Fund may exercise any of the remedies provided for in the Prospectus.

 Signature of subscriber(s) __________________________________________________
                    __________________________________________________________
                    __________________________________________________________
 Telephone number (including area code) (   ) ________________________________
--------------------------------------------------------------------------------
   If you wish to have your shares and refund check (if any) delivered to an address other than that listed on this Subscription Certificate you must have your signature guaranteed by a member of the New York Stock Exchange or a bank or trust company. Please provide the delivery address below and note if it is a permanent change.
 _____________________________________________________________________________
 _____________________________________________________________________________

 SECTION 3: DESIGNATION OF BROKER-DEALER

   The following broker-dealer is hereby designated as having been instrumental in the exercise of the Rights hereby exercised:

 FIRM: _______________________________________________________________________
 REPRESENTATIVE NAME: ________________________________________________________
 REPRESENTATIVE NUMBER: ______________________________________________________

+ NOTE: $11.88 per share is an estimated price only. The Subscription Price will be determined on October 20, 1995, the Pricing Date (which is the same as the Expiration Date, unless extended), and could be higher or lower depending on the changes in the net asset value and share price of the Common Stock.